Filed Pursuant to Rule 424(b)(7)
Registration No. 333-281228
Prospectus Supplement
(To Prospectus dated August 2, 2024)

29,560,619 Shares
Common Stock
The Selling Stockholder (as defined herein) is offering 29,560,619 shares of common stock, par value $0.20 per share (“common stock”), of Occidental Petroleum Corporation. We will not receive any of the proceeds of the sale of common stock being sold in this offering.
Occidental Petroleum Corporation common stock is traded on the New York Stock Exchange (“NYSE”) under the trading symbol “OXY.” On August 12, 2024, the last reported sale price of our common stock on the NYSE was $58.98 per share.
Investing in our common stock involves risks. See “Risk Factors” beginning on page S-3 of this prospectus supplement and on page 7 of the accompanying prospectus and other information included or incorporated by reference into this prospectus supplement and the accompanying prospectus.
In this prospectus supplement, if there is only one underwriter, the term “underwriters” shall mean either the singular or plural as the context requires.
The underwriters have agreed to purchase the shares of our common stock from the Selling Stockholder at a price of $58.15 per share, which will result in approximately $1.719 billion of proceeds to the Selling Stockholder before expenses. The underwriters may offer the shares of our common stock from time to time for sale in one or more transactions on the NYSE, in the over-the-counter market, through negotiated transactions or otherwise at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. See “Underwriting” beginning on page S-8 for a description of the compensation payable to the underwriters.
Neither the U.S. Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.
The underwriters expect to deliver the shares to purchasers on or about August 14, 2024.
J.P. Morgan	Morgan Stanley	RBC Capital Markets
The date of this prospectus supplement is August 12, 2024.

Prospectus Supplement
Prospectus
S-i

ABOUT THIS PROSPECTUS SUPPLEMENT
This document has two parts, a prospectus supplement and an accompanying prospectus dated August 2, 2024. This prospectus supplement and the accompanying prospectus are part of a registration statement on Form S-3 that we filed with the SEC utilizing a “shelf” registration process. Under this shelf registration process, the Selling Stockholder named in a prospectus supplement may, from time to time, offer and sell our common stock in one or more offerings or resales.
The accompanying prospectus provides you with a general description of our common stock, which the Selling Stockholder may offer pursuant to this prospectus supplement. This prospectus supplement, which describes certain matters relating to us and the specific terms of this offering of shares of our common stock, adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference herein and therein. Any statement that we make in the accompanying prospectus will be deemed modified or superseded by any inconsistent statement made by us in this prospectus supplement.
You should rely only on the information contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus and any applicable free writing prospectuses. Neither we, the Selling Stockholder, nor the underwriters have authorized any person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus supplement, the accompanying prospectus and any applicable free writing prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in this prospectus supplement or an offer to sell or the solicitation of an offer to buy those securities in any circumstances or jurisdiction in which such offer or solicitation is unlawful. The information contained in this prospectus supplement and the accompanying prospectus is accurate only as of the respective dates on the front covers of this prospectus supplement and the accompanying prospectus, the information contained in any related free writing prospectus will be accurate only as of the date of that document, and the information contained in any document incorporated by reference into this prospectus supplement is accurate only as of the date of such document. Our business, financial condition, results of operations and prospects may have changed since those respective dates.
For investors outside the United States: neither we, the Selling Stockholder, nor the underwriters have done anything that would permit this offering or possession or distribution of this prospectus supplement and the accompanying prospectus in any jurisdiction where action for that purpose is required, other than in the United States. You are required to inform yourselves about and to observe any restrictions relating to this offering and the distribution of this prospectus supplement and the accompanying prospectus outside of the United States.
Unless otherwise expressly stated or the context otherwise requires, references to “dollars,” “$” and other similar references in this prospectus supplement, the accompanying prospectus and any related free writing prospectuses are to U.S. dollars. Unless otherwise expressly stated or the context otherwise requires, the words “Occidental,” “we,” “us” and “our” as used in this prospectus supplement refer to Occidental Petroleum Corporation and its subsidiaries.
S-ii

FORWARD-LOOKING STATEMENTS
This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein contain forward-looking statements that involve risks and uncertainties that could materially affect expected results of operations, liquidity, cash flows and business prospects. Actual outcomes or results may differ from anticipated results, sometimes materially. Forward-looking and other statements regarding our sustainability efforts and aspirations are not an indication that these statements are necessarily material to investors or require disclosure in our filings with the SEC. In addition, historical, current and forward-looking sustainability-related statements may be based on standards for measuring progress that are still developing, internal controls and processes that continue to evolve and assumptions that are subject to change in the future, including future rulemaking. Factors that could cause results to differ from those projected or assumed in any forward-looking statement include, but are not limited to:
•	general economic conditions, including slowdowns and recessions, domestically or internationally;
•	our indebtedness and other payment obligations, including the need to generate sufficient cash flows to fund operations;
•	our ability to successfully monetize select assets and repay or refinance debt and the impact of changes in our credit ratings or future increases in interest rates;
•	assumptions about energy markets;
•	global and local commodity and commodity-futures pricing fluctuations and volatility;
•	supply and demand considerations for, and the prices of, our products and services;
•	actions by the Organization of the Petroleum Exporting Countries (“OPEC”) and non-OPEC oil producing countries;
•	results from operations and competitive conditions;
•	future impairments of our proved and unproved oil and gas properties or equity investments, or write-downs of productive assets, causing charges to earnings;
•	unexpected changes in costs;
•	inflation, its impact on markets and economic activity and related monetary policy actions by governments in response to inflation;
•	availability of capital resources, levels of capital expenditures and contractual obligations;
•	the regulatory approval environment, including our ability to timely obtain or maintain permits or other government approvals, including those necessary for drilling and/or development projects;
•	our ability to successfully complete, or any material delay of, field developments, expansion projects, capital expenditures, efficiency projects, acquisitions or divestitures;
•
risks associated with acquisitions, mergers and joint ventures, such as difficulties integrating businesses, uncertainty associated with financial projections, projected synergies, restructuring, increased costs and adverse tax consequences;

•	uncertainties and liabilities associated with acquired and divested properties and businesses;
•	uncertainties about the estimated quantities of oil, natural gas liquids (“NGL”) and natural gas reserves;
•	lower-than-expected production from development projects or acquisitions;
•	our ability to realize the anticipated benefits from prior or future streamlining actions to reduce fixed costs, simplify or improve processes and improve our competitiveness;
•	exploration, drilling and other operational risks;
•	disruptions to, capacity constraints in, or other limitations on the pipeline systems that deliver our oil and natural gas and other processing and transportation considerations;
S-iii

•	volatility in the securities, capital or credit markets, including capital market disruptions and instability of financial institutions;
•	government actions, war (including the Russia-Ukraine war and conflicts in the Middle East) and political conditions and events;
•
health, safety and environmental (“HSE”) risks, costs and liability under existing or future federal, regional, state, provincial, tribal, local and international HSE laws, regulations and litigation (including related to climate change or remedial actions or assessments);

•
legislative or regulatory changes, including changes relating to hydraulic fracturing or other oil and natural gas operations, retroactive royalty or production tax regimes and deep-water and onshore drilling and permitting regulations;

•
our ability to recognize intended benefits from our business strategies and initiatives, such as our low-carbon ventures businesses or announced greenhouse gas emissions reduction targets or net-zero goals;

•	potential liability resulting from pending or future litigation, government investigations and other proceedings;
•
disruption or interruption of production or manufacturing or facility damage due to accidents, chemical releases, labor unrest, weather, power outages, natural disasters, cyber-attacks, terrorist acts or insurgent activity;

•	the scope and duration of global or regional health pandemics or epidemics, and actions taken by government authorities and other third parties in connection therewith;
•	the creditworthiness and performance of our counterparties, including financial institutions, operating partners and other parties;
•	failure of risk management;
•	our ability to retain and hire key personnel;
•	supply, transportation and labor constraints;
•	reorganization or restructuring of our operations;
•	changes in state, federal or international tax rates; and
•	actions by third parties that are beyond our control.
Words such as “estimate,” “project,” “predict,” “will,” “would,” “should,” “could,” “may,” “might,” “anticipate,” “plan,” “intend,” “believe,” “expect,” “aim,” “goal,” “target,” “objective,” “commit,” “advance,” “likely” or similar expressions that convey the prospective nature of events or outcomes are generally indicative of forward-looking statements. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this prospectus supplement or, in the case of documents incorporated by reference, as of the date of those documents. Unless legally required, we do not undertake any obligation to update, modify or withdraw any forward-looking statements as a result of new information, future events or otherwise. Material risks that may affect our results of operations and financial position appear under the heading “Risk Factors” and elsewhere in this prospectus supplement, the accompanying prospectus and our most recent Annual Report on Form 10-K, which is incorporated herein by reference, as well as in any of our subsequently-filed quarterly or current reports that are incorporated by reference in this prospectus supplement and the accompanying prospectus.
S-iv

PROSPECTUS SUPPLEMENT SUMMARY
This summary highlights selected information contained or incorporated by reference in this prospectus supplement or the accompanying prospectus. It does not contain all of the information you should consider before making an investment decision. You should read this entire prospectus supplement, the accompanying prospectus, the documents incorporated by reference and the other documents to which we refer for a more complete understanding of our business and this offering. Please read the section entitled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2023, which is incorporated by reference in this prospectus supplement, for more information about important factors you should consider before you make your investment decision.
Our Business
Our principal businesses consist of three reporting segments: oil and gas, chemical and midstream and marketing. The oil and gas segment explores for, develops and produces oil (which includes condensate), NGL and natural gas. The chemical segment primarily manufactures and markets basic chemicals and vinyls. The midstream and marketing segment purchases, markets, gathers, processes, transports and stores oil, NGL, natural gas, carbon dioxide and power. It also optimizes its transportation and storage capacity, and invests in entities that conduct similar activities, such as Western Midstream Partners, L.P.
The midstream and marketing segment also includes our low-carbon ventures businesses (“OLCV”). OLCV seeks to leverage our legacy of carbon management expertise to develop carbon capture, utilization and storage projects, including the commercialization of direct air capture technology, and invests in other low-carbon technologies intended to reduce greenhouse gas emissions from our operations and strategically partner with other industries to help reduce their emissions.
Acquisition of CrownRock
As previously disclosed, on August 1, 2024, we closed the acquisition (the “CrownRock Acquisition”) of 100% of the issued and outstanding partner interests of CrownRock, L.P. (“CrownRock”) and issued the shares of our common stock to which this prospectus supplement relates to the Selling Stockholder. For certain unaudited pro forma condensed consolidated financial statements of Occidental Petroleum Corporation giving effect to the CrownRock Acquisition and other related transactions, see our Current Reports on Form 8-K filed with the SEC on July 19, 2024 and August 12, 2024 and incorporated by reference herein.
Corporate Information
Occidental is incorporated in Delaware. Our principal executive offices are located at 5 Greenway Plaza, Suite 110, Houston, Texas 77046 and our telephone number is (713) 215-7000. Our website address is www.oxy.com. Information contained on our website does not constitute part of this prospectus supplement. Our common stock and public warrants to purchase shares of our common stock are publicly-traded on the NYSE, under the ticker symbols “OXY” and “OXY WS,” respectively. Additional information about us is included in documents incorporated by reference in this prospectus supplement. See “Where You Can Find More Information” beginning on page S-20.

The Offering
Issuer
Occidental Petroleum Corporation.
Shares of Common Stock Offered by the Selling Stockholder
29,560,619 shares.
Use of Proceeds
The Selling Stockholder will receive the proceeds from the sale of shares of our common stock pursuant to this prospectus supplement. We will not receive any proceeds from the sale of these shares of common stock.
Dividend Policy
Subject to the dividend rights of the holders of any outstanding series of preferred stock, the holders of shares of common stock will be entitled to receive dividends when, as and if declared by our board of directors. We will pay those dividends either in cash, shares of common stock or otherwise, at the rate and on the date or dates as declared by our board of directors. Accruals of dividends will not bear interest. As a Delaware corporation, we are subject to statutory limitations on the declaration and payment of dividends. On July 25, 2024, our board of directors declared a dividend of $0.22 per share of common stock. The dividend will be paid on October 15, 2024 to holders of record of our common stock on September 10, 2024.
Risk Factors
See “Risk Factors” beginning on page S-3 of this prospectus supplement, “Risk Factors” on page 7 of the accompanying prospectus and “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2023, for a discussion of the risk factors you should carefully consider before you make your investment.
NYSE Trading Symbol
“OXY”.

RISK FACTORS
Investing in our common stock involves risks. Before you invest in our common stock, you should carefully consider the following risk factors, in addition to the other information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. Specifically, please see “Risk Factors” included in our Annual Report on Form 10-K for the year ended December 31, 2023, as such risks may be updated or supplemented in this prospectus supplement, and the other information in that and the other reports that we file with the SEC that are incorporated by reference in this prospectus supplement or the accompanying prospectus for a discussion of risk factors that may affect the business.
Risks Related to Our Common Stock and this Offering
Our stock price may fluctuate significantly.
The market price of our common stock could vary significantly as a result of a number of factors, some of which are beyond our control. In the event of a drop in the market price of our common stock, you could lose a substantial part or all of your investment in our common stock. Among others, the following factors could affect our stock price:
•	our business performance and prospects;
•	sales of our common stock, or the perception that such sales may occur, by us or by our stockholders;
•	quarterly variations in the rates of growth of our operating and financial indicators, such as net income (loss) per share, net income (loss) and total revenue;
•	changes in our dividend policy;
•	any failure to achieve near or long term goals we have publicly disclosed for our operating and financial performance;
•	the public reaction to our press releases, our other public announcements and our filings with the SEC;
•	strategic actions by our competitors, such as acquisitions, restructurings, significant contracts, joint marketing relationships, joint ventures or capital commitments;
•	introduction of new products and services by us or our competitors;
•	announcements related to litigation;
•	our failure to meet revenue or earnings estimates made by research analysts or other investors;
•	changes in revenue or earnings estimates, or changes in recommendations or withdrawal of research coverage, by equity research analysts;
•	speculation in the press or investment community;
•	changes in accounting principles, policies, guidance, interpretations or standards;
•	additions or departures of key management personnel;
•	actions by our stockholders;
•	general market conditions;
•	domestic and international economic, legal and regulatory factors unrelated to our performance; and
•	the realization of any risks described under this “Risk Factors” section, or other risks that may materialize in the future.
The stock markets in general have experienced extreme volatility that has often been unrelated to the operating performance of particular companies. These broad market fluctuations may adversely affect the trading price of our common stock. Securities class action litigation has often been instituted against companies following periods of volatility in the overall market and in the market price of a company’s securities. Such litigation, if instituted against us, could result in substantial costs, divert our management’s attention and resources, and have a material adverse effect on our business, financial condition, results of operations and cash flows.

Our certificate of incorporation and applicable law could prevent a third party from acquiring us or limit the price that investors might be willing to pay for shares of our common stock.
Our amended and restated certificate of incorporation authorizes our board of directors to issue new series of preferred stock without stockholder approval. Depending on the rights and terms of any new series created, and the reaction of the market to the series, your rights or the value of your common stock could be negatively affected. For example, subject to applicable law, our board of directors could create a series of preferred stock with preferential rights to dividends or assets upon liquidation, or with superior voting rights to our existing common stock. The ability of our board of directors to issue these new series of preferred stock could also prevent or delay a third party from acquiring us, even if doing so would be beneficial to our stockholders.
In addition, we are subject to the anti-takeover provisions of Section 203 of the Delaware General Corporation Law (the “DGCL”), which prohibits Delaware corporations from engaging in certain business combinations with an interested stockholder (generally, a 15% or greater stockholder) for a period of three years after the date of the transaction in which the person first becomes an interested stockholder, unless:
•	the business combination is approved in advance by a majority of the independent directors;
•	upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of our voting stock; or
•	the business combination is approved by our board of directors and by the holders of at least two-thirds of the outstanding shares of our common stock that is not owned by the interested stockholder.
The application of Section 203 of the DGCL could have the effect of delaying or preventing a change of control of us.
Future sales of shares by us or our existing stockholders could cause our stock price to decline.
Sales of substantial amounts of our common stock in the public market following this offering, or the perception that these sales could occur, could cause the market price of our common stock to decline. These sales, or the possibility that these sales may occur, also might make it more difficult for us to sell equity securities in the future at a time and at a price that we deem appropriate.
If securities or industry analysts do not publish research or publish misleading or unfavorable research about our business, our common stock price and trading volume could decline.
The trading market for our common stock depends in part on the research and reports that securities or industry analysts may publish about us or our business. If one or more of the analysts that covers our common stock downgrades our stock or publishes misleading or unfavorable research about our business, our stock price would likely decline. If one or more of the analysts ceases coverage of our common stock or fails to publish reports on us regularly, demand for our common stock could decrease, which could cause our common stock price or trading volume to decline.

USE OF PROCEEDS
The Selling Stockholder will receive the proceeds from the sale of shares of our common stock pursuant to this prospectus supplement. We will not receive any proceeds from the sale of these shares of common stock. We will generally bear the costs associated with the sale of the shares in this offering by the Selling Stockholder, other than underwriting discounts and commissions. See “Underwriting” and “Selling Stockholder.”

SELLING STOCKHOLDER
The following table sets forth information as of July 31, 2024 with respect to the beneficial ownership of our common stock by the Selling Stockholder as well as the number of shares of common stock that may be sold by the Selling Stockholder under this prospectus supplement.
In connection with the closing of the CrownRock Acquisition, we and the Selling Stockholder entered into a registration rights agreement, dated as of August 1, 2024 (the “Registration Rights Agreement”). Under the Registration Rights Agreement, the Selling Stockholder has certain underwritten offering demand rights and piggyback registration rights with respect to certain offerings conducted by Occidental for its own account or other Occidental shareholders.
The amounts and percentages of shares beneficially owned are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities. Under SEC rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares voting power or investment power, which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Securities that can be so acquired are deemed to be outstanding for purposes of computing such person’s ownership percentage, but not for purposes of computing any other person’s percentage. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which such person has no economic interest.
	Common Stock Beneficially Owned Before the Offering		Common Stock Beneficially Owned After the Offering
Selling Stockholder	Number	Percent(1)	Number	Percent(1)
CrownRock Holdings, L.P.(2)	29,560,619	3.26%	—	—
(1)	Percentage is based on 905,615,720 shares of common stock outstanding as of July 31, 2024.
(2)
These shares are held directly by CrownRock Holdings, L.P. CrownRock Holdings, L.P.’s general partner is CrownRock Holdings GP, LLC. Jonathan Farber, J McLane, Timothy M. Dunn and Robert W. Floyd are the directors of CrownRock Holdings GP, LLC. The business address of CrownRock Holdings, L.P. is 18 Desta Dr., Midland, Texas 79705.

DIVIDEND POLICY
Subject to the dividend rights of the holders of any outstanding series of preferred stock, the holders of shares of common stock will be entitled to receive dividends when, as and if declared by our board of directors. We will pay those dividends either in cash, shares of common stock, or otherwise, at the rate and on the date or dates as declared by our board of directors. Accruals of dividends on our common stock will not bear interest. As a Delaware corporation, we are subject to statutory limitations on the declaration and payment of dividends. On July 25, 2024, our board of directors declared a dividend of $0.22 per share of common stock. The dividend will be paid on October 15, 2024 to holders of record of our common stock on September 10, 2024. See the section of the accompanying prospectus captioned “Description of Capital Stock” beginning on page 9 for a detailed description of our capital stock.

UNDERWRITING
J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC and RBC Capital Markets, LLC are underwriters for this offering. The term “underwriters” shall mean either the singular or plural as context requires. Subject to the terms and conditions set forth in an underwriting agreement among us, the Selling Stockholder and the underwriters, the Selling Stockholder has agreed to sell to the underwriters, and the underwriters have agreed to purchase from the Selling Stockholder, 29,560,619 shares of common stock (the “shares”).
Subject to the terms and conditions set forth in the underwriting agreement, the underwriters have agreed to purchase all of the shares sold under the underwriting agreement if any of these shares are purchased. If the underwriters default, the underwriting agreement provides that the underwriting agreement may be terminated.
We and the Selling Stockholder have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”), or to contribute to payments the underwriters may be required to make in respect of those liabilities.
The underwriters are offering the shares, subject to prior sale, when, as and if accepted by them, subject to approval of legal matters by their counsel, including the validity of the shares, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officer’s certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.
The underwriters have agreed to purchase the shares from the Selling Stockholder at a price of $58.15 per share, which will result in approximately $1.719 billion of proceeds to the Selling Stockholder before expenses. The underwriters propose to offer the shares from time to time for sale in one or more transactions on the NYSE, in the over-the-counter market, through negotiated transactions or otherwise at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. The underwriters may effect such transactions by selling the shares to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or purchasers for whom they may act as agents or to whom they may sell as principal. The offering of the shares by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part. In connection with the sale of the shares offered hereby, the underwriters may be deemed to have received compensation in the form of underwriting discounts.
We estimate that our total expenses related to this offering will be approximately $1.0 million.
Certain of the underwriters and their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking services for us, for which they received or will receive customary fees and expenses. The underwriters are full service financial institutions engaged in various activities, which may include sales and trading, commercial and investment bank, advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial activities and services. For example, in connection with our term loan agreement dated December 28, 2023, pursuant to which, and subject to the terms and conditions set forth therein, the term loan lenders thereunder committed to provide a $4.7 billion senior unsecured term loan facility consisting of (i) a $2.0 billion 364-day tranche and (ii) a $2.7 billion 2-year tranche, the proceeds of which were used to finance a portion of the CrownRock Acquisition, an affiliate of J.P. Morgan Securities LLC acted as a syndication agent and is a lender and an affiliate of RBC Capital Markets, LLC acted as a documentation agent and is a lender.
In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. If any of the underwriters or their affiliates has a lending relationship with us, certain of those underwriters or their affiliates routinely hedge, certain of those underwriters or their affiliates are likely to hedge and certain other of those underwriters or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, these underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

No Sales of Similar Securities
We, our directors, executive officers and the Selling Stockholder, have agreed that, without the prior written consent of the underwriters, we and they will not, and will not publicly disclose an intention to, during the period ending 30 days after the date of the underwriting agreement (the “restricted period”):
•
offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, any shares of common stock or any securities convertible into or exercisable or exchangeable for shares of common stock;

•	file any registration statement with the SEC relating to the offering of any shares of common stock or any securities convertible into or exercisable or exchangeable for common stock; or
•	enter into any swap, hedging transaction or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the common stock, whether any such transaction described above is to be settled by delivery of common stock or such other securities, in cash or otherwise. In addition, we and each such person agrees that, without the prior written consent of the underwriters, we or such other person will not, during the restricted period, make any demand for, or exercise any right with respect to, the registration of any shares of common stock or any security convertible into or exercisable or exchangeable for common stock.
The restrictions described in the immediately preceding paragraph do not apply to:
(1)	the sale of shares of common stock to the underwriters;
(2)	the issuance by Occidental of shares of common stock upon the exercise of an option or a warrant or the conversion of a security outstanding on the date of this prospectus supplement;
(3)
transactions relating to common stock or any security convertible into or exercisable or exchangeable for common stock acquired in open market transactions after the completion of the offering of the shares;

(4)	transfers of common stock or any security convertible into or exercisable or exchangeable for common stock as a bona fide gift;
(5)	transfers of shares of common stock or any security convertible into or exercisable or exchangeable for common stock as a bona fide gift intended as a charitable donation;
(6)	transfers of common stock or any security convertible into or exercisable or exchangeable for common stock by will or other testamentary document or by intestacy;
(7)
transfers of shares of common stock or any security convertible into or exercisable or exchangeable for common stock to any trust, family limited partnership, or other estate planning vehicles for the direct or indirect benefit of the lock-up party or the immediate family of the lock-up party, or if the lock-up party is a trust, to a trustor or beneficiary of the trust or to the estate of a beneficiary of such trust;

(8)
transfers of shares of common stock or any security convertible into or exercisable or exchangeable for common stock to a partnership, limited liability company or other entity of which the lock-up party is, or the lock-up party’s family members (as defined in Section A.1(a)(5) of the General Instructions of Form S-8 under the Securities Act) are, the legal and beneficial owner or owners of all of the outstanding equity securities or similar interests;

(9)
transfers of shares of common stock or any security convertible into or exercisable or exchangeable for common stock to a nominee or custodian of a person or entity to whom a disposition or transfer would be permissible under clauses (4) through (8) above;

(10)
distributions of shares of common stock or any security convertible into or exercisable or exchangeable for common stock to limited partners, members, stockholders, or trust beneficiaries of the lock-up party or to any investment fund or entity controlled or managed by the lock-up party;

(11)
transfers of shares of common stock or any security convertible into or exercisable or exchangeable for common stock by operation of law, such as pursuant to a qualified domestic order, divorce settlement, divorce decree or separation agreement;

(12)
transfers of shares of common stock or any security convertible into or exercisable or exchangeable for common stock to Occidental from a director or an employee of Occidental upon death, disability or termination of status as a director or employee of Occidental of such individual;

(13)
transfers of shares of common stock or any security convertible into or exercisable or exchangeable for common stock to Occidental in connection with vesting, settlement, or exercise of restricted stock units, options, warrants or other rights to purchase shares of common stock (including, in each case, by way of “net” or “cashless” exercise), including for the payment of exercise price and tax and remittance payments due as a result of the vesting, settlement or exercise of such restricted stock units, options, warrants or rights, provided that any such shares of common stock received upon such exercise, vesting or settlement shall be subject to the terms of the lock-up agreement, and provided further that any such restricted stock units, options, warrants or rights are held by the lock-up party pursuant to an agreement or equity awards granted under a stock incentive plan or other equity award plan, each such agreement or plan which is described in the registration statement, prospectus and this prospectus supplement;

(14)
transfers of shares of common stock or any security convertible into or exercisable or exchangeable for common stock pursuant to a bona fide third-party tender offer, merger, consolidation or other similar transaction after the completion of the offering of the shares that is approved by the board of directors of Occidental and made to all holders of Occidental’s capital stock involving a Change of Control (as defined in the agreed lock-up agreement) of Occidental, provided that in the event that such tender offer, merger, consolidation or other such transaction is not completed, the lock-up party’s shares of common stock shall remain subject to the provisions of the agreed lock-up agreement;

(15)
transfers of shares of common stock or any security convertible into or exercisable or exchangeable for common stock pursuant to a written trading plan in effect on the date of this prospectus supplement, which was established pursuant to and in accordance with Rule 10b5-1(c) (a “10b5-1 Plan”) under the Exchange Act (as defined herein); provided that (i) the lock-up party agrees that any such 10b5-1 Plan will not be amended, waived or otherwise modified during the restricted period in a manner that would provide for the transfer of the shares during the restricted period or increase shares scheduled for sale thereunder during the restricted period and (ii) the existence of any such 10b5-1 Plan was communicated to the underwriters prior to the execution of the lock-up agreement;

(16)
establishing a 10b5-1 Plan on behalf of a shareholder, officer or director of Occidental for the transfer of shares of common stock, provided that (i) such plan does not provide for the transfer of common stock during the restricted period and (ii) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by or on behalf of the lock-up party or Occidental regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of common stock may be made under such plan during the restricted period; or

(17)	transfer of shares of common stock or any security convertible into or exercisable or exchangeable for common stock pursuant to an order of a court or regulatory agency, provided that (A) in the case of any transfer or distribution pursuant to clause (4), (7), (8), (9), (10), (11) and (17), such transfer shall not involve a disposition for value and each donee, devisee, transferee or distributee shall sign and deliver a lock up agreement substantially in the form of the agreed lock-up agreement (other than pursuant to pursuant to (11) and (17)), (B) in the case of any transfer or distribution pursuant to clause (3), (4), (5), (6), (7), (8) and (9), no filing under the Exchange Act or other public announcement shall be required or shall be voluntarily made during the restricted period, (C) in the case of any transfer or distribution pursuant to clause (10) no filing under the Exchange Act or other public announcement reporting a reduction in beneficial ownership of shares of common stock shall be required or shall be voluntarily made during the restricted period and (D) in the case of any transfer or distribution pursuant to clause (11), (12), (13), (15), (16) and (17) it shall be a condition to such transfer that no public filing, report or announcement shall be voluntarily made and if any filing under Section 16(a) of the Exchange Act, or other public filing, report or announcement reporting a reduction in beneficial ownership of shares of common stock in connection with such transfer or distribution shall be legally required during the restricted period, such filing, report or announcement shall clearly indicate in the footnotes thereto the nature and conditions of such transfer.
Listing
Our shares of common stock are listed on the NYSE under the symbol “OXY.”
Price Stabilization and Short Positions
Until the distribution of the shares is completed, SEC rules may limit us, the underwriters and the Selling Stockholder from bidding for and purchasing our common stock. However, the underwriters may engage in transactions that stabilize the price of the common stock, such as bids or purchases to peg, fix or maintain that price.
In connection with the offering, the underwriters may purchase and sell our common stock in the open market. These transactions may include short sales, purchases on the open market to cover positions created by short sales and stabilizing transactions. Short sales involve the sale by the underwriters of a greater number of shares than they are required to purchase in the offering. Stabilizing transactions consist of various bids for or purchases of shares of common stock made by the underwriters in the open market prior to the completion of the offering.
Similar to other purchase transactions, the underwriters’ purchases to cover positions and stabilizing purchases, as well as other purchases by the underwriters for their own account, may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of our common stock. As a result, the price of our common stock may be higher than the price that might otherwise exist in the open market. The underwriters may conduct these transactions on the NYSE, in the over-the-counter market or otherwise.
Neither we nor the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our common stock. In addition, neither we nor the underwriters make any representations that the underwriters will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.
Passive Market Making
In connection with this offering, the underwriters and the Selling Stockholder may engage in passive market making transactions in the common stock on the NYSE in accordance with Rule 103 of Regulation M under the Exchange Act during a period before the commencement of offers or sales of common stock and extending through the completion of distribution. A passive market maker must display its bid at a price not in excess of the highest independent bid of that security. However, if all independent bids are lowered below the passive market maker’s bid, that bid must then be lowered when specified purchase limits are exceeded. Passive market making may cause the price of our common stock to be higher than the price that otherwise would exist in the open market in the absence of those transactions. The underwriters are not required to engage in passive market making and may end passive market making activities at any time.
Electronic Distribution
In connection with the offering, the underwriters or securities dealers may distribute prospectuses by electronic means, such as e-mail.

Selling Restrictions
Abu Dhabi Global Market
This prospectus supplement is for distribution only to persons who (a) are outside the Abu Dhabi Global Market, or (b) are Authorised Persons or Recognised Bodies (as such terms are defined in the Financial Services and Markets Regulations 2015 (“FSMR”)), or (c) are persons to whom an invitation or inducement to engage in investment activity (within the meaning of section 18 of FSMR) in connection with the issue or sale of any securities may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as “relevant persons”). This prospectus supplement is directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this prospectus supplement relates is available only to relevant persons and will be engaged in only with relevant persons. This document relates to an “Exempt Offer” within the meaning of section 61(3)(a) of the FSMR and Rule 4.3.1 of the Market Rules of the Financial Services Regulatory Authority or otherwise in circumstances which do not require the publication of an “Approved Prospectus” (as defined in section 61(2) of the FSMR).
Australia
No placement document, prospectus, product disclosure statement or other disclosure document (including as defined in the Corporations Act 2001 (Cth), or “Corporations Act”) has been or will be lodged with the Australian Securities and Investments Commission, or “ASIC,” or any other governmental agency, in relation to the offering. This prospectus supplement and the accompanying prospectus do not constitute a prospectus, product disclosure statement or other disclosure document for the purposes of the Corporations Act, and do not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act. No action has been taken which would permit an offering of the common stock in circumstances that would require disclosure under Parts 6D.2 or 7.9 of the Corporations Act.
The common stock may not be offered for sale, nor may application for the sale or purchase of any common stock be invited in Australia (including an offer or invitation which is received by a person in Australia), neither this prospectus supplement nor the accompanying prospectus or any other offering material or advertisement relating to the common stock may be distributed or published in Australia, and any offer under this document is otherwise void and incapable of acceptance unless, in each case: (i) the offer, invitation or distribution is made to a ‘sophisticated investor’ in accordance with section 708(8) of the Corporations Act, including that the aggregate consideration payable on acceptance of the offer or invitation by each offeree or invitee is at least A$500,000 (or its equivalent in another currency, in either case, disregarding moneys lent by the person offering the common stock or making the invitation or its associates) or the offer or invitation otherwise does not require disclosure to investors in accordance with Parts 6D.2 or 7.9 of the Corporations Act; (ii) the offer, invitation or distribution complied with the conditions of the Australian financial services license of the person making the offer, invitation or distribution or an applicable exemption from the requirement to hold such license; (iii) the offer, invitation or distribution complies with all applicable Australian laws, regulations and directives (including, without limitation, the disclosure requirements set out in Chapter 6, and the licensing requirements set out in Chapter 7 of the Corporations Act); (iv) the offer or invitation does not constitute an offer or invitation to a person in Australia who is a “retail client” as defined for the purposes of Section 761G of the Corporations Act; and (v) such action does not require any document to be lodged with ASIC or the ASX.
This prospectus supplement and the accompanying prospectus contain general information only and do not take account of the investment objectives, financial situation or particular needs of any particular person. This prospectus supplement and the accompanying prospectus do not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus supplement and the accompanying prospectus is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.
Canada
The common stock may be sold only to purchasers in certain provinces purchasing, or deemed to be purchasing, as principal that are “accredited investors,” as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and “permitted clients,” as defined in National

Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the common stock must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser of the common stock with remedies for rescission or damages if this prospectus supplement or the accompanying prospectus (including any amendment hereto or thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by such purchaser within the time limit prescribed by the securities legislation of such purchaser’s province or territory. Such purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.
Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts, or “NI 33-105,” the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.
Dubai International Financial Centre (the “DIFC”)
This prospectus supplement and the accompanying prospectus relate to an “Exempt Offer” in accordance with the Offered Securities Rules of the Dubai Financial Services Authority (“DFSA”). This prospectus supplement and the accompanying prospectus are intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement and the accompanying prospectus nor taken steps to verify the information set forth herein and has no responsibility for the prospectus supplement and the accompanying prospectus. The common stock to which this prospectus supplement and the accompanying prospectus relate may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the common stock offered should conduct their own due diligence on the common stock. If you do not understand the contents of this prospectus supplement and the accompanying prospectus you should consult an authorized financial advisor.
In relation to its use in the DIFC, this document is strictly private and confidential and is being distributed to a limited number of investors and must not be provided to any person other than the original recipient, and may not be reproduced or used for any other purpose. The interests in the securities may not be offered or sold directly or indirectly to the public in the DIFC.
European Economic Area
The common stock is not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area, or the “EEA.” For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU, as amended, or “MiFID II”; or (ii) a customer within the meaning of Directive (EU) 2016/97, as amended, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129, as amended, or the “Prospectus Regulation.” Consequently, no key information document required by Regulation (EU) No 1286/2014, as amended, or the “PRIIPs Regulation,” for offering or selling shares of the common stock or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling shares of the common stock or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation. This prospectus supplement and the accompanying prospectus have been prepared on the basis that any offer of common stock in any member state of the EEA will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of common stock. This prospectus supplement and the accompanying prospectus are not prospectuses for the purposes of the Prospectus Regulation.
Hong Kong
The common stock has not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong), or the “SFO,” and any rules made thereunder; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding

Up and Miscellaneous Provisions) Ordinance (Cap. 32 of the Laws of Hong Kong), or the “CO,” and which do not constitute an offer or invitation to the public within the meaning of the CO. No advertisement, invitation or document relating to the common stock has been or will be issued or has been or will be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to the common stock which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made thereunder.
This prospectus supplement and the accompanying prospectus have not been reviewed or approved by any regulatory authorities in Hong Kong, including the Securities and Futures Commission of Hong Kong and the Companies Registry of Hong Kong and neither have this prospectus supplement and the accompanying prospectus been registered with the Registrar of Companies in Hong Kong. Accordingly, this prospectus supplement and the accompanying prospectus may not be issued, circulated or distributed in Hong Kong, and the common stock may not be offered for subscription to members of the public in Hong Kong. The recipients of this prospectus supplement and the accompanying prospectus are advised to exercise caution in relation to any offer of the common stock. If recipients are in any doubt about any of the contents of this prospectus supplement and the accompanying prospectus, they should obtain independent professional advice. Each person acquiring the common stock will be required, and is deemed by the acquisition of the common stock, to confirm that it, he or she is aware of the restriction on offers of the common stock described in this prospectus supplement and the accompanying prospectus and the relevant offering documents and that it, he or she is not acquiring and has not been offered any common stock in circumstances that contravene any such restrictions.
Israel
In the State of Israel this prospectus supplement shall not be regarded as an offer to the public to purchase shares of common stock under the Israeli Securities Law, 5728—1968, which requires a prospectus to be published and authorized by the Israel Securities Authority, if it complies with certain provisions of Section 15 of the Israeli Securities Law, 5728–1968, including, inter alia, if: (i) the offer is made, distributed or directed to not more than 35 investors, subject to certain conditions (the “Addressed Investors”), or (ii) the offer is made, distributed or directed to certain qualified investors defined in the First Addendum of the Israeli Securities Law, 5728—1968, subject to certain conditions (the “Qualified Investors”). The Qualified Investors shall not be taken into account in the count of the Addressed Investors and may be offered to purchase securities in addition to the 35 Addressed Investors. We have not and will not take any action that would require us to publish a prospectus in accordance with and subject to the Israeli Securities Law, 5728—1968. We have not and will not distribute this prospectus supplement or make, distribute or direct an offer to subscribe for our common stock to any person within the State of Israel, other than to Qualified Investors and up to 35 Addressed Investors.
Qualified Investors may have to submit written evidence that they meet the definitions set out in of the First Addendum to the Israeli Securities Law, 5728—1968. In particular, we may request, as a condition to be offered common stock, that Qualified Investors will each represent, warrant, and certify to us and/or to anyone acting on our behalf: (i) that it is an investor falling within one of the categories listed in the First Addendum to the Israeli Securities Law, 5728—1968; (ii) which of the categories listed in the First Addendum to the Israeli Securities Law, 5728—1968 regarding Qualified Investors is applicable to it; (iii) that it will abide by all provisions set forth in the Israeli Securities Law, 5728—1968 and the regulations promulgated thereunder in connection with the offer to be issued common stock; (iv) that the shares of common stock that it will be issued are, subject to exemptions available under the Israeli Securities Law, 5728—1968: (a) for its own account; (b) for investment purposes only; and (c) not issued with a view to resale within the State of Israel, other than in accordance with the provisions of the Israeli Securities Law, 5728—1968; and (v) that it is willing to provide further evidence of its Qualified Investor status. Addressed Investors may have to submit written evidence in respect of their identity and may have to sign and submit a declaration containing, inter alia, the Addressed Investor’s name, address, and passport number or Israeli identification number.
Japan
The common stock has not been and will not be registered pursuant to Article 4, Paragraph 1 of the Financial Instruments and Exchange Act of Japan (Act No. 25 of April 13, 1948, as amended), or the “FIEA.” Accordingly, none of the common stock may be offered or sold, directly or indirectly, in Japan or to, or for the account or the benefit of, any “resident” of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan to the account or for the benefit of, any resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the FIEA and any other applicable laws, regulations and ministerial guidelines of Japan in effect at the relevant time.
People’s Republic of China
This prospectus supplement and the accompanying prospectus may not be circulated or distributed in the People’s Republic of China (“PRC”) and the common stock may not be offered or sold, and will not be offered or sold, directly or indirectly, to any resident of the PRC or to persons for re-offering or resale, directly or indirectly, to any resident of the PRC except pursuant to applicable laws, rules and regulations of the PRC. For the purpose of this paragraph only, the PRC does not include Taiwan and the special administrative regions of Hong Kong and Macau.
Republic of Italy
The offering of the common stock has not been registered with the Commissione Nazionale per le Società e la Borsa (“CONSOB”) pursuant to Italian securities legislation and, accordingly, no common stock may be offered, sold or delivered, nor may copies of this prospectus supplement or of any other document relating to the common stock be distributed in the Republic of Italy, except:
(a)
to qualified investors (investitori qualificati), as defined pursuant to Article 2 of the Prospectus Regulation and any applicable provision of Legislative Decree No. 58 of 24 February, 1998, as amended (the “Financial Services Act”) and Italian CONSOB regulations; or

(b)
in other circumstances which are exempted from the rules on public offerings pursuant to Article 1 of the Prospectus Regulation, Article 34-ter of Regulation No. 11971 of 14 May 1999, as amended from time to time (Regulation No. 11971), and the applicable Italian laws.

Any offer, sale or delivery of the common stock or distribution of copies of this prospectus supplement or any other document relating to the common stock in the Republic of Italy under (a) or (b) above must:
(i)
be made by an investment firm, bank or financial intermediary permitted to conduct such activities in the Republic of Italy in accordance with the Financial Services Act, CONSOB Regulation No. 20307 of 15 February, 2018 (as amended from time to time) and Legislative Decree No. 385 of 1 September 1993, as amended (the “Banking Act”); and

(ii)
comply with any other applicable laws and regulations or requirement imposed by CONSOB, the Bank of Italy (including the reporting requirements, where applicable, pursuant to Article 129 of the Banking Act, as amended, and the implementing guidelines of the Bank of Italy, as amended from time to time) and/or any other Italian authority.

Singapore
This prospectus supplement and the accompanying prospectus have not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and the accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the common stock may not be circulated or distributed, nor may the common stock be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to any person in Singapore other than: (i) to an institutional investor (as defined in Section 4A of the Securities and Futures Act 2001 of Singapore, as modified or amended from time to time ((the “SFA”)) pursuant to Section 274 of the SFA; (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA and (where applicable) Regulation 3 of the Securities and Futures (Classes of Investors) Regulations 2018 of Singapore; or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to the conditions set forth in the SFA.
Where the common stock is subscribed or purchased under Section 275 of the SFA by a relevant person which is: (i) a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (ii) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, then securities or securities-based derivatives contracts (each term as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the common stock pursuant to an offer made in reliance on an exemption under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person as defined in Section 275(2) of the SFA, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA; (2) where no consideration is or will be given for the transfer; (3) where the transfer is by operation of law; (4) as specified in Section 276(7) of the SFA; or (5) as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities-based Derivatives Contracts) Regulations 2018 of Singapore.
In connection with Section 309B of the SFA and the Securities and Futures (Capital Markets Products) Regulations 2018 of Singapore, or “CMP Regulations 2018,” unless otherwise specified before an offer of common stock, Occidental has determined, and hereby notifies all relevant persons (as defined in Section 309A(1) of the SFA), that the shares of common stock are “prescribed capital markets products” (as defined in the CMP Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).
South Korea
The common stock has not been and will not be registered under the Financial Investments Services and Capital Markets Act of Korea and the decrees and regulations thereunder (the “FSCMA”) and the common stock has been and will be offered in Korea as a private placement under the FSCMA. None of the common stock may be offered, sold and delivered directly or indirectly, or offered or sold to any person for re-offering or resale, directly or indirectly, in Korea or to any resident of Korea except pursuant to the applicable laws and regulations of Korea, including the FSCMA and the Foreign Exchange Transaction Law of Korea and the decrees and regulations thereunder (the “FETL”). For a period of one year from the issue date of the common stock, any acquirer of the common stock who was solicited to buy the common stock in Korea is prohibited from transferring any of the common stock to another person in any way other than as a whole to one transferee. Furthermore, the purchaser of the common stock shall comply with all applicable regulatory requirements (including but not limited to requirements under the FETL) in connection with the purchase of the common stock.
The common stock will not be offered, sold or delivered directly or indirectly, or offered or sold to any person for re-offering or resale, directly or indirectly, in Korea or to any resident of Korea, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the FSCMA, the FETL and other relevant laws and regulations of Korea.
Switzerland
This prospectus supplement and the accompanying prospectus are not intended to constitute an offer or solicitation to purchase or invest in the common stock described herein. The common stock may not be publicly offered, sold or advertised, directly or indirectly, in, into or from Switzerland and will not be listed on the SIX Swiss Exchange, or the “SIX,” or on any other exchange or regulated trading facility in Switzerland. Neither this prospectus supplement, the accompanying prospectus nor any other offering or marketing material relating to the common stock constitutes a prospectus as such term is understood pursuant to article 652a or article 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland, and neither this prospectus supplement, the accompanying prospectus nor any other offering or marketing material relating to the common stock may be publicly distributed or otherwise made publicly available in Switzerland.
Neither this document nor any other offering or marketing material relating to the offering, us, or the common stock have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of common stock will not be supervised by, the Swiss Financial Market Supervisory Authority, and the offer of common stock has not been and will not be authorized under the Swiss Federal Act on

Collective Investment Schemes, or the “CISA.” The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of the common stock.
Taiwan
The common stock has not been, and will not be, registered with the Financial Supervisory Commission of Taiwan, the Republic of China, or “Taiwan,” pursuant to applicable securities laws and regulations. No person or entity in Taiwan is authorized to distribute or otherwise intermediate the offering of the common stock or the provision of information relating to this prospectus supplement and the accompanying prospectus. The common stock may be made available for purchase outside Taiwan by investors residing in Taiwan (either directly or through properly licensed Taiwan intermediaries acting on behalf of such investors), but may not be issued, offered or sold in Taiwan. No subscription or other offer to purchase the common stock shall be binding on us until received and accepted by us or any underwriter outside of Taiwan, or the “Place of Acceptance,” and the purchase/sale contract arising therefrom shall be deemed a contract entered into in the Place of Acceptance.
United Arab Emirates
The common stock has not been, and is not being, publicly offered, sold, promoted or advertised in the United Arab Emirates (including the Abu Dhabi Global Market and the DFIC) other than in compliance with the laws, regulations and rules of the United Arab Emirates, the Abu Dhabi Global Market and the DFIC governing the issue, offering and sale of securities. Further, this prospectus supplement and the accompanying prospectus do not constitute a public offer of securities in the United Arab Emirates (including the Abu Dhabi Global Market and the DFIC) and are not intended to be a public offer. This prospectus supplement and the accompanying prospectus have not been approved by or filed with the Central Bank of the United Arab Emirates, the Securities and Commodities Authority, the Financial Services Regulatory Authority or the DFSA.
United Kingdom
The common stock is not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom, or the “UK.” For these purposes, (a) a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018, or the “EUWA”; (ii) a customer within the meaning of the provisions of the Financial Services and Markets Act 2000, as amended, or the “FSMA,” and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of the domestic law by virtue of the EUWA; or (iii) not a qualified investor as defined in Article 2 of Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the EUWA, or the “UK Prospectus Regulation”; and (b) the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the common stock to be offered so as to enable an investor to decide to purchase or subscribe for the common stock. Consequently, no key information document required by Regulation (EU) No 1286/2014 as it forms part of domestic law by virtue of the EUWA, or the “UK PRIIPs Regulation,” for offering or selling shares of the common stock or otherwise making them available to retail investors in the UK has been prepared and therefore offering or selling shares of the common stock or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation.
This prospectus supplement has been prepared on the basis that any offer of the common stock in the UK will be made pursuant to an exemption under the UK Prospectus Regulation from the requirement to publish a prospectus for offers of the common stock. This prospectus supplement is not a prospectus for the purposes of the UK Prospectus Regulation.
This prospectus supplement is only being distributed to and is only directed at (i) persons who are outside the UK or (ii) investment professionals falling within Article 19(5) of the FSMA (Financial Promotion) Order 2005, as amended, or the “Financial Promotion Order,” or (iii) high net worth companies, and other persons to whom it may otherwise be lawfully communicated, falling within Article 49(2)(a) to (d) of the Financial Promotion Order (all such persons together being referred to as “relevant persons”). The common stock is only available to, and any invitation. offer or agreement to subscribe, purchase or otherwise acquire such common stock will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this document or any of its contents.

VALIDITY OF COMMON STOCK
Cravath, Swaine & Moore LLP will pass upon the validity of the shares of common stock offered hereby. The validity of the shares of common stock offered hereby will be passed upon for the underwriters by Weil, Gotshal & Manges LLP. Certain legal matters in connection with this offering will be passed upon for the Selling Stockholder by Vinson & Elkins LLP, Dallas, Texas.

EXPERTS
The consolidated financial statements of Occidental Petroleum Corporation and subsidiaries as of December 31, 2023 and 2022, and for each of the years in the three-year period ended December 31, 2023 and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2023 have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.
The consolidated financial statements of CrownRock, L.P. as of and for the year ended December 31, 2023 incorporated by reference in this prospectus supplement have been so incorporated in reliance on the report of BDO USA, P.C., independent auditors, given on the authority of said firm as experts in auditing and accounting.
Certain information with respect to the oil and gas reserves associated with Occidental’s oil and gas properties is confirmed in the process review letter of Ryder Scott Company, L.P., independent petroleum engineering consultants, and has been incorporated by reference herein, upon the authority of said firm as experts with respect to the matters covered by such process review letter and in giving such process review letter.
Certain information with respect to the oil and gas reserves associated with CrownRock’s oil and gas properties is confirmed in the report of Cawley, Gillespie & Associates, Inc., independent petroleum engineering consultants, with respect to estimates of reserves and future net revenues of CrownRock as of December 31, 2023, and has been incorporated by reference herein, upon the authority of said firm as experts with respect to the matters covered by such report and in giving such report.

WHERE YOU CAN FIND MORE INFORMATION
We are subject to the information reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In accordance with the Exchange Act, we file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC file number is 001-09210. The SEC maintains a website that contains reports, proxy statements and other information about issuers, like us, that file electronically with the SEC. The address of that site is at www.sec.gov. Such reports, proxy statements and other information filed by us can also be read through the Investor Relations section of our website at www.oxy.com. Information on our website does not constitute part of, and is not incorporated by reference in, this prospectus supplement or the accompanying prospectus and should not be relied upon in connection with making any investment decision with respect to our common stock.
The SEC allows us to “incorporate by reference” the information that we file with the SEC. This permits us to disclose important information to you by referencing these filed documents. Any information referenced this way is considered part of this prospectus supplement, and any such information filed with the SEC subsequent to the date of this prospectus supplement will automatically be deemed to update and supersede this information. This prospectus supplement incorporates by reference the documents listed below that we have previously filed with the SEC. They contain important information about us and our financial condition.
•	Annual Report on Form 10-K for the year ended December 31, 2023;
•
Portions of our Definitive Proxy Statement on Schedule 14A filed with the SEC on March 21, 2024 that are incorporated by reference into Part III of our Annual Report on Form 10-K for the year ended December 31, 2023;

•	Quarterly Reports on Form 10-Q for the quarters ended March 31, 2024 and June 30, 2024;
•	Current Reports on Form 8-K filed on January 22, 2024, February 5, 2024, May 6, 2024, July 19, 2024 (two filings), July 26, 2024, August 1, 2024 (two filings), August 2, 2024 and August 12, 2024; and
•
The description of Occidental common stock contained in the registration statement on Form 8-B, dated June 26, 1986 (as amended by Form 8, dated December 22, 1986, Form 7, dated February 3, 1988, Form 8-B/A, dated July 12, 1993, Form 8-B/A, dated November 2, 1995, and including any amendment or report filed with the SEC for the purpose of updating this description).

We also incorporate by reference all documents we may subsequently file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date of this prospectus supplement until the termination of the offering to which this prospectus supplement relates. Information furnished under Items 2.02 or 7.01 (and corresponding information furnished under Item 9.01 or included as an exhibit) in any past or future Current Report on Form 8-K that we file with the SEC, unless otherwise expressly specified in such report, is not incorporated by reference in this prospectus supplement.
We will provide, without charge upon written or oral request, a copy of any or all of the documents which are incorporated by reference into this prospectus supplement. Requests should be directed to:
Occidental Petroleum Corporation
5 Greenway Plaza, Suite 110
Houston, Texas 77046
Attn: Corporate Secretary
Telephone: (713) 215-7000

Prospectus

Common Stock
This prospectus relates to the resale by the selling stockholder identified in this prospectus (the “selling stockholder”) of up to 29,560,619 shares of common stock, par value $0.20 per share (“common stock”), of Occidental Petroleum Corporation from time to time in amounts, at prices and on terms that will be determined at the time of the applicable offering. Our registration of the shares of common stock covered by this prospectus does not mean that the selling stockholder will offer or sell any of the shares. The common stock offered hereby by the selling stockholder may be sold from time to time, in public or private transactions, through one or more underwriters, broker-dealers or agents, or directly to purchasers. If the common stock is sold through underwriters, broker-dealers or agents, the selling stockholder will be responsible for underwriting discounts or commissions or agent’s commissions. The common stock may be sold in one or more transactions at fixed prices, at market prices or varying prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. See “Plan of Distribution.”
We will not receive any proceeds from any sale of such common stock by the selling stockholder.
Occidental Petroleum Corporation common stock is traded on the New York Stock Exchange (“NYSE”) under the trading symbol “OXY.” On August 1, 2024, the last reported sale price of our common stock on the NYSE was $59.38 per share.
Investing in our common stock involves risk. See “Risk Factors” beginning on page 7 of this prospectus, as well as those contained in any accompanying prospectus supplement and the documents incorporated by reference herein or therein.
Neither the U.S. Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is August 2, 2024.

i

ABOUT THIS PROSPECTUS
Unless otherwise stated or the context otherwise requires, the terms “Occidental,” the “Company,” “we,” “us,” and “our” refer to Occidental Petroleum Corporation and its subsidiaries. In the “Description of Capital Stock” section of this prospectus, however, references to “Occidental,” the “Company,” “we,” “us” and “our” refer only to Occidental Petroleum Corporation and not to any of its subsidiaries.
This prospectus is part of a registration statement that we have filed with the SEC using a “shelf” registration process. Using this process, the selling stockholder may offer, sell or otherwise dispose of the shares of common stock described in this prospectus in one or more offerings in amounts to be determined at the time of any offering. This prospectus provides you with a general description of the shares of our common stock the selling stockholder may offer. Each time the selling stockholder uses this prospectus to offer or sell shares of our common stock, we may provide a prospectus supplement or a free-writing prospectus that describes the specific terms of the offering. The prospectus supplement and any free-writing prospectus may add to, update or change the information contained in this prospectus. Please carefully read this prospectus, any such prospectus supplement and any such free-writing prospectus, in addition to the information contained in the documents we refer to under the heading “Where You Can Find More Information.”

WHERE YOU CAN FIND MORE INFORMATION
Occidental files annual, quarterly and current reports, proxy statements and other information with the SEC. You may access this information at the SEC’s website that contains reports, proxy statements and other information regarding issuers, including Occidental, who file electronically with the SEC. The address of that site is www.sec.gov. The information contained on the SEC’s website is not incorporated by reference into this prospectus.
The SEC allows us to “incorporate by reference” certain information into this prospectus from certain documents that we file with the SEC prior to the date of this prospectus. By incorporating by reference, we are disclosing important information to you by referring you to documents that we have filed with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for information incorporated by reference that is modified or superseded by information contained in this prospectus or in a subsequently filed document that also is incorporated by reference herein. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to be part of this prospectus. These documents contain important information about us and our business.
We are incorporating by reference into this prospectus the following documents filed with the SEC, excluding any document or portion thereof deemed to be “furnished” but not “filed” for purposes of the Exchange Act:
•	Annual report on Form 10-K for the year ended December 31, 2023;
•	Quarterly report on Form 10-Q for the quarter ended March 31, 2024;
•	Current reports on Form 8-K filed on January 22, 2024, February 5, 2024, May 6, 2024, July 19, 2024 (two filings), July 26, 2024, August 1, 2024 (two filings) and August 2, 2024; and
•
The description of Occidental common stock contained in the registration statement on Form 8-B, dated June 26, 1986 (as amended by Form 8, dated December 22, 1986, Form 8, dated February 3, 1988, Form 8-B/A, dated July 12, 1993, Form 8-B/A, dated March 21, 1994 and Form 8-B/A, dated November 2, 1995, and including any amendment or report filed with the SEC for the purpose of updating this description).

We also incorporate by reference all documents we may subsequently file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), from the date of this prospectus until the termination of each offering under this prospectus.
Information furnished under Item 2.02 or 7.01 (or corresponding information furnished under Item 9.01 or included as an exhibit) in any past or future current report on Form 8-K (including the current reports on Form 8-K listed above) that we file with the SEC, unless otherwise expressly specified in such report, is not incorporated by reference into this prospectus.
You can obtain any of the documents listed above from the SEC’s website at the address indicated above, or from Occidental by requesting them in writing or by telephone as follows:
Occidental Petroleum Corporation
Attention: Corporate Secretary
5 Greenway Plaza, Suite 110
Houston, Texas 77046
Telephone: (713) 215-7000
These documents are available from Occidental without charge, excluding any exhibits to them unless the exhibit is specifically listed as an exhibit to the registration statement of which this prospectus forms a part. You can also find information about Occidental at our internet website at www.oxy.com. Information contained on this website does not constitute part of this prospectus.
You should rely only on the information contained in or incorporated by reference into this prospectus or any applicable prospectus supplement or any applicable free-writing prospectus as having been authorized by us. Neither we nor the selling stockholder has authorized any person, including any salesperson or broker, to provide information other than that provided in this prospectus or any applicable prospectus supplement or any applicable free-writing prospectus. Neither we nor the selling stockholder has authorized anyone to provide you with different information. The selling stockholder is offering to sell the common stock only in jurisdictions where offers and sales are permitted. You should assume that the information in this prospectus and any applicable prospectus supplement or any applicable free-writing prospectus is accurate only as of the date on its cover page and that any information we have incorporated by reference herein or therein is accurate only as of the date of the document incorporated by reference.
Occidental has filed a registration statement with the SEC under the Securities Act. This prospectus, which is a part of the registration statement, does not contain all the information contained in the registration statement; certain items are contained in exhibits to the registration statement, as permitted by the rules and regulations of the SEC. Statements that Occidental makes in this prospectus about the content of any contract, agreement or other document are not necessarily complete. With respect to each document filed as an exhibit to the registration statement, Occidental refers you to the exhibit for a more complete description of the matter involved, and each statement that Occidental makes is qualified in its entirety by such reference.
In particular, the contracts, agreements or other documents included as exhibits to this registration statement or incorporated by reference are intended to provide you with information regarding their terms and not to provide any other factual or disclosure information about Occidental or the other parties to the documents. The documents contain representations and warranties by each of the parties to the applicable document. These representations and warranties have been made solely for the benefit of the other parties to the applicable document and:
•	should not in all instances be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate;
•	have been qualified by disclosures that were made to the other parties in connection with the negotiation of the applicable document, which disclosures are not necessarily reflected in the document;
•	may apply standards of materiality in a way that is different from what may be viewed as material to you or other investors; and
•	were made only as of the date of the applicable document or such other date or dates as may be specified in the document and may be subject to more recent developments.

FORWARD-LOOKING STATEMENTS
This prospectus, any applicable prospectus supplement, any applicable free-writing prospectus and the documents incorporated by reference herein and therein contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and include this statement for purposes of complying with these safe harbor provisions.
This document contains certain forward-looking statements with respect to the financial condition, results of operations and business, plans, objectives and strategies of Occidental. These statements may be made directly in this prospectus or may be incorporated by reference to other documents or in any applicable prospectus supplement or in any applicable free-writing prospectus. These forward-looking statements can be identified by the fact that they do not relate only to historical or current facts. Forward-looking statements often use words such as “estimate,” “project,” “predict,” “will,” “would,” “should,” “could,” “may,” “might,” “anticipate,” “plan,” “intend,” “believe,” “expect,” “aim,” “goal,” “target,” “objective,” “commit,” “advance,” “likely” or similar expressions that convey the prospective nature of events or outcomes. There are several factors which could cause actual plans and results to differ materially from those expressed or implied in forward-looking statements. Such factors include, but are not limited to:
•	general economic conditions, including slowdowns and recessions, domestically or internationally;
•	our indebtedness and other payment obligations, including the need to generate sufficient cash flows to fund operations;
•	our ability to successfully monetize select assets and repay or refinance debt and the impact of changes in our credit ratings or future increases in interest rates;
•	assumptions about energy markets;
•	global and local commodity and commodity-futures pricing fluctuations and volatility;
•	supply and demand considerations for, and the prices of, our products and services;
•	actions by the Organization of the Petroleum Exporting Countries (“OPEC”) and non-OPEC oil producing countries;
•	results from operations and competitive conditions;
•	future impairments of our proved and unproved oil and gas properties or equity investments, or write-downs of productive assets, causing charges to earnings;
•	unexpected changes in costs;
•	inflation, its impact on markets and economic activity and related monetary policy actions by governments in response to inflation;
•	availability of capital resources, levels of capital expenditures and contractual obligations;
•	the regulatory approval environment, including our ability to timely obtain or maintain permits or other government approvals, including those necessary for drilling and/or development projects;
•	our ability to successfully complete, or any material delay of, field developments, expansion projects, capital expenditures, efficiency projects, acquisitions or divestitures;
•
risks associated with acquisitions, mergers and joint ventures, such as difficulties integrating businesses, uncertainty associated with financial projections, projected synergies, restructuring, increased costs and adverse tax consequences;

•	uncertainties and liabilities associated with acquired and divested properties and businesses;
•	uncertainties about the estimated quantities of oil, natural gas liquids (“NGL”) and natural gas reserves;
•	lower-than-expected production from development projects or acquisitions;
•	our ability to realize the anticipated benefits from prior or future streamlining actions to reduce fixed costs, simplify or improve processes and improve our competitiveness;

•	exploration, drilling and other operational risks;
•	disruptions to, capacity constraints in, or other limitations on the pipeline systems that deliver our oil and natural gas and other processing and transportation considerations;
•	volatility in the securities, capital or credit markets, including capital market disruptions and instability of financial institutions;
•	government actions, war (including the Russia-Ukraine war and conflicts in the Middle East) and political conditions and events;
•
health, safety and environmental (“HSE”) risks, costs and liability under existing or future federal, regional, state, provincial, tribal, local and international HSE laws, regulations, and litigation (including related to climate change or remedial actions or assessments);

•
legislative or regulatory changes, including changes relating to hydraulic fracturing or other oil and natural gas operations, retroactive royalty or production tax regimes and deep-water and onshore drilling and permitting regulations;

•
our ability to recognize intended benefits from our business strategies and initiatives, such as our low-carbon ventures businesses or announced greenhouse gas emissions reduction targets or net-zero goals;

•	potential liability resulting from pending or future litigation, government investigations and other proceedings;
•
disruption or interruption of production or manufacturing or facility damage due to accidents, chemical releases, labor unrest, weather, power outages, natural disasters, cyber-attacks, terrorist acts or insurgent activity;

•	the scope and duration of global or regional health pandemics or epidemics, and actions taken by government authorities and other third parties in connection therewith;
•	the creditworthiness and performance of our counterparties, including financial institutions, operating partners and other parties;
•	failure of risk management;
•	our ability to retain and hire key personnel;
•	supply, transportation and labor constraints;
•	reorganization or restructuring of our operations;
•	changes in state, federal or international tax rates;
•	actions by third parties that are beyond our control; and
•
other risk factors as detailed from time to time in our reports filed with the SEC, including our Annual Report on Form 10-K for the year ended December 31, 2023, which is incorporated herein by reference, as well as any subsequent periodic or current reports filed with the SEC, including the risks and uncertainties set forth in, or incorporated by reference into, this prospectus in the section entitled “Risk Factors”. See also “Where You Can Find More Information”.

These forward-looking statements reflect our current views with respect to future events and are based on numerous assumptions and assessments made by us in light of our experience and perception of historical trends, current conditions, business strategies, operating environments, future developments and other factors we believe appropriate. By their nature, forward-looking statements involve known and unknown risks and uncertainties because they relate to events and depend on circumstances that will occur in the future. The factors described in the context of such forward-looking statements in this document or in any document incorporated by reference could cause our plans, actual results, performance or achievements, industry results and developments to differ materially from those expressed in or implied by such forward-looking statements. Although we believe that the expectations reflected in such forward-looking statements are reasonable, we cannot assure you that such expectations will prove to have been correct and persons reading this document are therefore cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this prospectus or, in the case of a document incorporated by reference, as of the date of that document. We do not assume any obligation to update the information contained in this document (whether as a result of new information, future events or otherwise), except as required by applicable law.

ABOUT OCCIDENTAL
Our Company
Our principal businesses consist of three reporting segments: oil and gas, chemical and midstream and marketing. The oil and gas segment explores for, develops and produces oil (which includes condensate), NGL and natural gas. The chemical segment primarily manufactures and markets basic chemicals and vinyls. The midstream and marketing segment purchases, markets, gathers, processes, transports and stores oil, NGL, natural gas, carbon dioxide and power. It also optimizes its transportation and storage capacity, and invests in entities that conduct similar activities, such as Western Midstream Partners, L.P.
The midstream and marketing segment also includes our low-carbon ventures businesses (“OLCV”). OLCV seeks to leverage our legacy of carbon management expertise to develop carbon capture, utilization and storage projects, including the commercialization of direct air capture technology, and invests in other low-carbon technologies intended to reduce greenhouse gas emissions from our operations and strategically partner with other industries to help reduce their emissions.
Our principal executive offices are located at 5 Greenway Plaza, Suite 110, Houston, Texas 77046; our telephone number is (713) 215-7000.
Recent Developments
CrownRock Acquisition
As previously disclosed, on August 1, 2024, we closed the acquisition (the “CrownRock Acquisition”) of 100% of the issued and outstanding partner interests of CrownRock, L.P. (“CrownRock”) and issued the shares of our common stock to which this prospectus relates to the selling stockholder. For certain unaudited pro forma condensed consolidated financial statements of Occidental giving effect to the acquisition and other related transactions, see our Current Report on Form 8-K, filed with the SEC on July 19, 2024 and incorporated by reference herein.

RISK FACTORS
Investing in our securities involves risks. Before you invest in our securities you should carefully consider the risk factors relating to an investment in our securities described in this prospectus, any applicable prospectus supplement, any applicable free-writing prospectus and our Annual Report on Form 10-K for the year ended December 31, 2023 and in any subsequent periodic or current reports filed with the SEC under the Exchange Act that include “Risk Factors” or that discuss risks to investing in our securities and that are incorporated herein by reference.

USE OF PROCEEDS
The selling stockholder will receive the proceeds from the sale of shares of our common stock pursuant to this prospectus. We will not receive any proceeds from the sale of these shares of common stock.
SELLING STOCKHOLDER
This prospectus relates to the possible resale by the selling stockholder of up to 29,560,619 shares of our common stock, all of which were issued by us as part of the purchase price in the CrownRock Acquisition. The selling stockholder is the direct recipient of the share consideration issued at closing of the CrownRock Acquisition.
In connection with the closing of the CrownRock Acquisition, we and the selling stockholder entered into a registration rights agreement, dated as of August 1, 2024 (the “Registration Rights Agreement”). Under the Registration Rights Agreement, the selling stockholder has certain demand registration rights as well as certain piggyback rights with respect to certain underwritten offerings conducted by the Company for its own account or other stockholders of the Company.
The table below sets forth information with respect to the beneficial ownership of our common stock by the selling stockholder as of August 2, 2024 as well as the number of shares of common stock that may be sold by the selling stockholder under this prospectus. Percentage ownership as set forth in the table below is based on 905,559,959 shares of our common stock issued and outstanding as of June 30, 2024.
Beneficial ownership is determined in accordance with the rules of the SEC, which generally provide that a person has beneficial ownership of a security if such person possesses sole or shared voting or investment power over that security or has the right to acquire such power within 60 days. We believe that the selling stockholder identified in the table below possesses sole voting and investment power over all of the shares of common stock shown as beneficially owned by it.
Because the selling stockholder may sell some, all or none of its securities, we cannot provide an estimate as to the number of shares of common stock that will be held by the selling stockholder upon completion of any particular offering. See the section of this prospectus captioned “Plan of Distribution” for additional information. Any prospectus supplement or any free-writing prospectus may add, update, substitute or change the information contained in this prospectus, including the identity of the selling stockholder and the number of shares registered on its behalf. For purposes of the table below, however, we have assumed that the selling stockholder will sell all of its shares of common stock covered by this prospectus.
The information in the table below with respect to the selling stockholder has been derived from information provided to us by or on behalf of the selling stockholder. Information concerning the selling stockholder may change from time to time.
	Beneficial Ownership Before Offering		Maximum Number of Shares of Common Stock Offered by this Prospectus
Selling Stockholder	Shares of Common Stock	% of Common Stock
CrownRock Holdings, L.P.(1)	29,560,619	3.26%	29,560,619
Total	29,560,619	3.26%	29,560,619
(1)
These shares are held directly by CrownRock Holdings, L.P. CrownRock Holdings, L.P.’s general partner is CrownRock Holdings GP, LLC. Jonathan Farber, J McLane, Timothy M. Dunn and Robert W. Floyd are the directors of CrownRock Holdings GP, LLC. The business address of CrownRock Holdings, L.P. is 18 Desta Dr., Midland, Texas 79705.

DESCRIPTION OF CAPITAL STOCK
General
The following summary describes the material provisions of our capital stock. The summary in this prospectus is not complete. We urge you to read the Restated Certificate of Incorporation of Occidental Petroleum Corporation, as amended (“Certificate of Incorporation”), and the Amended and Restated By-laws of Occidental Petroleum Corporation (“Bylaws”), which are incorporated herein by reference as exhibits to the registration statement of which this prospectus is a part.
Our Certificate of Incorporation authorizes our board of directors, without further stockholder action, to provide for the issuance of up to 1,500,000,000 shares of common stock, par value $0.20 per share. Our Certificate of Incorporation also authorizes our board of directors, without further stockholder action, to provide for the issuance of up to 50,000,000 shares of preferred stock, par value $1.00 per share, in one or more series, and to fix the number of shares to be included in any series and the designation, relative powers, preferences and rights and qualifications, limitations or restrictions of all shares of such series. As of June 30, 2024, our board of directors has authorized two series of preferred stock: the Cumulative Perpetual Preferred Stock, Series A (the “Series A Preferred Stock”), of which 100,000 shares were authorized and 84,897 are outstanding as of such date, and the Series B Junior Participating Preferred Stock, par value $1.00 per share (the “Series B Preferred Stock”), of which 200,000 shares were authorized and no shares are outstanding as of such date.
Common Stock
Dividend Rights
Subject to the dividend rights of the holders of any outstanding series of preferred stock, including the Series A Preferred Stock, the holders of shares of common stock will be entitled to receive dividends when, as and if declared by our board of directors. We will pay those dividends either in cash, shares of common stock or otherwise, at the rate and on the date or dates as declared by our board of directors. Accruals of dividends will not bear interest. As a Delaware corporation, we are subject to statutory limitations on the declaration and payment of dividends.
Liquidation Rights
In the event of any voluntary or involuntary liquidation, dissolution or winding up of our affairs, holders of common stock will be entitled to share ratably in our assets that are legally available for distribution to stockholders after payment of liabilities, and after the payment in full of the amounts required to be paid to the holders of any outstanding class or series of preferred stock. Because we are a holding company, holders of common stock may not receive assets of our subsidiaries in the event of our liquidation until the claims of creditors of such subsidiaries are paid, except to the extent that we are a creditor of, and may have recognized claims against, such subsidiaries.
Voting Rights
Each holder of common stock entitled to vote will have one vote for each one share of common stock held on all matters to be voted upon by our stockholders, including elections of directors. Except as otherwise required by law, our Certificate of Incorporation or our Bylaws, any question brought before any meeting of stockholders will be decided by the affirmative vote of a majority of the shares present in person or by proxy at the meeting and entitled to vote on the subject matter. Directors will be elected by a majority of the votes cast, unless the number of nominees exceeds the number of directors to be elected, in which case the directors will be elected by the vote of a plurality of the votes cast.
Conversion, Redemption and Preemptive Rights
Holders of our common stock have no conversion, redemption, preemptive, subscription or similar rights.
Anti-Takeover Effects of our Certificate of Incorporation and Bylaws and of Delaware Law
Our Certificate of Incorporation and our Bylaws and Delaware law contain certain provisions that may have the effect of delaying, deferring or preventing a takeover attempt that a stockholder might consider in its best interest, including those attempts that could result in a premium over the market price for the shares held by stockholders. Following is a description of certain of the anti-takeover effects of such provisions.

Special Meetings of Stockholders. Our Certificate of Incorporation and Bylaws currently provide that special meetings of our stockholders may be called by our board of directors or the Chairman of our board of directors. In addition, subject to certain procedural requirements contained in our Certificate of Incorporation and Bylaws, special meetings of stockholders may be called by the Secretary upon the written request of record holders of at least 15% of our outstanding common stock.
Advance Notice Requirements for Stockholder Proposals and Director Nominations. Our Bylaws provide that stockholders seeking to bring business before an annual meeting of stockholders or to nominate candidates for election as directors at an annual or special meeting of stockholders must provide timely notice to us thereof in writing within the time periods specified in our Bylaws. Our Bylaws also specify requirements as to the form and content of a stockholder’s notice. These provisions may preclude some stockholders from bringing matters before the stockholders at an annual or special meeting or from making nominations for directors at an annual or special meeting.
Stockholder Action by Written Consent. Stockholders are permitted to take action without a meeting by written consent, subject to certain procedures specified in our Certificate of Incorporation and Bylaws.
Limitations on Stockholders’ Ability to Change the Number of Directors. The number of directors to serve on our board of directors is fixed by our Bylaws and, pursuant to our Bylaws, can only be changed by resolution of our directors or stockholders. In addition, our Certificate of Incorporation provides that any vacancy on our board of directors (including any vacancy resulting from an increase in the number of directors) may be filled by a majority of our board of directors then in office. These provisions limit the ability of a stockholder to appoint new directors to our board of directors and may have the effect of discouraging an attempt to obtain control of us by means of a proxy contest or otherwise.
Authorized but Unissued Capital Stock. Our Certificate of Incorporation authorizes our board of directors to issue one or more series of preferred stock and to determine, with respect to any such series of preferred stock, the number of shares to be included in any such series and the designation, relative powers, preferences, rights and qualifications, limitations or restrictions of such series of preferred stock. The Delaware General Corporation Law (the “DGCL”) does not require stockholder approval for any issuance of previously authorized shares of our capital stock. Such shares may be used for a variety of corporate purposes, including future public offerings, to raise additional capital or to facilitate acquisitions.
One of the effects of the existence of unissued and unreserved common stock or preferred stock may be to enable our board of directors to issue shares to persons who support current management, which issuance could render more difficult or discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise. In addition, provisions that could discourage an unsolicited tender offer or takeover proposal, such as extraordinary voting, dividend, redemption or conversion rights, could be included in a series of preferred stock.
No Cumulative Voting. The DGCL provides that stockholders of a Delaware corporation are not entitled to the right to cumulate votes in the election of directors unless its certificate of incorporation provides otherwise. Our Certificate of Incorporation does not entitle holders of common stock to cumulative voting rights in the election of directors or otherwise. A cumulative voting provision could make it easier for minority stockholders to elect one or more directors to our board of directors.
General Corporation Law of the State of Delaware. We are a Delaware corporation that is subject to Section 203 of the DGCL. Section 203 provides that, subject to certain exceptions specified in the law, a Delaware corporation shall not engage in certain “business combinations” with any “interested stockholder” for a three-year period following the time that the stockholder became an interested stockholder unless:
•	prior to such time, the board of directors approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;
•
upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the corporation’s voting stock outstanding at the time the transaction commenced, excluding certain shares; or

•
at or subsequent to that time, the business combination is approved by the board of directors of the corporation and by the affirmative vote of holders of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

A “business combination” includes certain mergers, asset or stock sales and other transactions involving the interested stockholder. Subject to certain exceptions, an “interested stockholder” is a person who, together with that person’s affiliates and associates, owns (or within the previous three years did own) 15% or more of the corporation’s voting stock.
Section 203 could prohibit or delay a merger or other takeover attempt and, accordingly, may discourage attempts to acquire us.
Stock Exchange Listing
Our common stock is listed on the NYSE under the symbol “OXY.”
Transfer Agent and Registrar
EQ Shareowner Services acts as transfer agent and registrar for our common stock.
Series A Preferred Stock
Dividend Rights
Dividends on the Series A Preferred Stock accrue at a rate per annum of 8% but will be paid only when, as and if declared by our board of directors out of legally available funds. At any time when such dividends, compounded quarterly, have not been paid in full, the unpaid amounts will accrue dividends at a rate per annum of 9%. Following the payment in full of any accrued but unpaid dividends, the dividend rate will remain at 9% per annum.
Before any dividends or distributions (other than dividends or distributions payable in common stock or other stock ranking junior to the Series A Preferred Stock as to dividends and upon liquidation) on the common stock or other stock ranking junior to the Series A Preferred Stock as to dividends and upon liquidation shall be declared and set apart for payment or paid, the holders of the Series A Preferred Stock will be entitled to receive full cumulative dividends for the current and all prior dividend periods.
Rights Upon Liquidation
The Series A Preferred Stock will be preferred over the common stock and other stock ranking junior to the Series A Preferred Stock as to assets, so that the holders of the Series A Preferred Stock will be entitled to be paid, upon our voluntary or involuntary liquidation, dissolution or winding up, and before any distribution is made to the holders of common stock and other stock ranking junior to the Series A Preferred Stock, an amount equal to the sum of (i) $105,000 per share and (ii) the accrued and unpaid dividends thereon (including, if applicable, dividends on such amount), whether or not declared, to the date of payment.
Redemption and Required Repurchases
Commencing on August 8, 2029, the Series A Preferred Stock will be redeemable at our option in whole or from time to time in part, at a redemption price of 105% of the face value to be redeemed plus any accrued and unpaid dividends (whether or not declared).
We are required to repurchase shares of the Series A Preferred Stock if we make specified excess distributions or otherwise return capital to holders of junior or parity stock, including the common stock, in excess of specified amounts at a redemption price of 110% of the face value to be redeemed plus any accrued and unpaid dividends (whether or not declared).
Voting Rights
The holders of the Series A Preferred Stock have no voting rights, except as required by law and as described in the next sentence. Without the affirmative vote of a majority of the shares of the Series A Preferred Stock then outstanding, we may not (1) authorize, create, increase the authorized amount of, or issue any shares of any class or series of stock ranking senior to the Series A Preferred Stock, (2) increase or decrease the aggregate number of authorized shares of Series A Preferred Stock, (3) alter or change the rights, preferences, privileges or powers of the Series A Preferred Stock or (4) subject to certain exceptions, consummate a binding share exchange or reclassification involving the Series A Preferred Stock, or a merger or consolidation of Occidental with another corporation or other entity.

The summary of the Series A Preferred Stock in this prospectus is not complete. We urge you to read our Certificate of Incorporation, Bylaws and the certificate of designations establishing the Series A Preferred Stock, which are filed as exhibits to the registration statement of which this prospectus is a part and incorporated by reference herein.
Series B Preferred Stock
On March 12, 2020, our board of directors established the Series B Preferred Stock as a separate series of preferred stock. As of June 30, 2024, 200,000 shares of Series B Preferred Stock are authorized, and no shares of Series B Preferred Stock are outstanding.
The summary of the Series B Preferred Stock in this prospectus is not complete. We urge you to read our Certificate of Incorporation, Bylaws and the certificate of designations establishing the Series B Preferred Stock, which are filed as exhibits to the registration statement of which this prospectus is a part and incorporated by reference herein.

PLAN OF DISTRIBUTION
This prospectus relates to the offer and sale, from time to time, by the selling stockholder of shares of our common stock. We are registering the resale of these shares of our common stock, but the registration of such shares does not necessarily mean that any of such shares will be offered or sold by the selling stockholder pursuant to this prospectus or at all. As used in this section, the term “selling stockholder” includes pledgees, donees, assignees, distributees, transferees or other successors-in-interest selling such shares of our common stock received after the date of this prospectus from a selling stockholder as a gift, pledge, distribution or other non-sale related transfer.
The selling stockholder may, from time to time, offer the shares of our common stock at fixed prices, at market prices or varying prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices, and by a variety of methods, including the following methods:
•	one or more transactions (which may involve underwritten offerings on a firm commitment or best-efforts basis, cross sales or block transactions) on the NYSE or otherwise;
•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
•	secondary distributions pursuant to and in accordance with the rules of the NYSE;
•	through one or more electronic trading platforms or services;
•	over-the-counter market, in negotiated transactions;
•	direct sales to one or more purchasers, including affiliates;
•	privately negotiated transactions;
•	short sales;
•	distributions to members, general partners and limited partners;
•	through the writing of options or other hedging transactions on the shares (whether such options are listed on an options exchange or otherwise);
•	a combination of such methods of sale; or
•	any other method permitted by applicable law.
The selling stockholder may effect such transactions by selling the shares of our common stock offered in this prospectus to or through underwriters, broker-dealers or other agents, including electronic trading platforms or similar services, and such underwriters, broker-dealers or agents may receive compensation in the form of underwriting discounts, commissions or fees from the selling stockholder or the purchasers of shares for whom they may act as agent. The selling stockholder and any underwriters, broker-dealers or agents that participate in the distribution of the shares of common stock offered in this prospectus may be deemed to be “underwriters” within the meaning of the Securities Act, and any commissions received by them and any profit on the sale of registered shares may be deemed to be underwriting commissions or discounts under the Securities Act.
The selling stockholder may have agreements with underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act, and to reimburse them for certain expenses.
In the event of a “distribution” of the shares of our common stock offered in this prospectus, the selling stockholder, any selling broker-dealer or agent and any “affiliated purchasers” may be subject to Regulation M under the Exchange Act, which would prohibit, with certain exceptions, each such person from bidding for or purchasing any security which is the subject of such distribution until his, her or its participation in that distribution is completed. In addition, Regulation M under the Exchange Act prohibits certain “stabilizing bids” or “stabilizing purchases” for the purpose of pegging, fixing or stabilizing the price of common stock in connection with a potential offering.
In connection with the sale of its shares of common stock or interests therein, the selling stockholder may enter into derivative transactions with underwriters, broker-dealers or other financial institutions or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivative transactions, the broker-dealers or other financial institutions or third parties may sell securities covered by this prospectus, including in short sale transactions.

If so, the broker-dealer or other financial institution or third party may use securities pledged by the selling stockholder or borrowed from the selling stockholder to settle those sales or to close out any related open borrowings of shares, and may use securities received from the selling stockholder in settlement of those derivative transactions to close out any related open borrowings of shares. The selling stockholder may also enter into options or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).
At a time a particular offering of shares of our common stock is made, a prospectus supplement or free-writing prospectus may be distributed that will set forth the shares of our common stock to be sold, the name of the selling stockholder, the respective purchase prices and public offering prices, the name or names of any underwriters, dealers, brokers or agents, any applicable commissions or discounts with respect to the particular offer and any other required information.
In addition, any shares of common stock that qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus.
VALIDITY OF SECURITIES
Cravath, Swaine & Moore LLP, New York, New York, has issued an opinion in respect of the validity of the shares of common stock offered hereby.
EXPERTS
The consolidated financial statements of Occidental Petroleum Corporation and subsidiaries as of December 31, 2023 and 2022, and for each of the years in the three-year period ended December 31, 2023, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2023, have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.
The consolidated financial statements of CrownRock, L.P. and its subsidiaries as of and for the year ended December 31, 2023 incorporated by reference in this Prospectus and in the Registration Statement have been so incorporated in reliance on the report of BDO USA, P.C., independent auditors, given on the authority of said firm as experts in auditing and accounting.
Certain information with respect to the oil and gas reserves associated with Occidental’s oil and gas properties is confirmed in the process review letter of Ryder Scott Company, L.P., independent petroleum engineering consultants, and has been incorporated by reference into this document, upon the authority of said firm as experts with respect to the matters covered by such process review letter and in giving such process review letter.
Certain information with respect to the oil and gas reserves associated with CrownRock’s oil and gas properties is confirmed in the report of Cawley, Gillespie & Associates, Inc., independent petroleum engineering consultants, with respect to estimates of reserves and future net revenues of CrownRock as of December 31, 2023, and has been incorporated by reference herein, upon the authority of said firm as experts with respect to the matters covered by such report and in giving such report.

29,560,619 Shares
Common Stock
Occidental Petroleum Corporation
PROSPECTUS SUPPLEMENT
J.P. Morgan	Morgan Stanley	RBC Capital Markets
August 12, 2024